FORM OF PROXY CARD OF MERCHANTS


                        MERCHANTS NEW YORK BANCORP, INC.

                                      PROXY

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

                            TuESday, DeCember 5, 2000

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



      The undersigned hereby appoints ____________ and ____________ and each of them, as Proxy, each with full power of substitution, to vote all of the stock of MERCHANTS NEW YORK BANCORP, INC. standing in the undersigned's name at the Special Meeting of Shareholders of MERCHANTS NEW YORK BANCORP, INC., to be held at The Harmonie Club, 4 East 60th Street, New York, New York on Tuesday, December 5, 2000 at 3:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

      This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted FOR approval of the merger of Merchants New York Bancorp, Inc. with and into Valley National Bancorp and the adoption of the merger agreement. Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

      To Vote By Mail

          Please date, sign and mail your proxy card in the envelope provided as soon as possible.

      To Vote By Telephone (Touch-Tone Phone Only)

      Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

      To Vote By Internet

      Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number and the proxy card available when you access the web page.

                  YOUR CONTROL NUMBER IS [___________________]



                               (see reverse side)

1. Approval of the merger of Merchants New York Bancorp, Inc. with and into Valley National Bancorp and the adoption of the merger agreement

      /   /  FOR

      /   /  AGAINST

      /   /  ABSTAIN


2. In their discretion, upon such other matters as may properly come before the meeting.

                                            Dated:  ________________, 2000

                                            ___________________________
                                            Signature

                                            ___________________________
                                            Print Name

                                            ___________________________
                                            Signature

                                            ___________________________
                                            Print Name

                           (Please  sign  exactly as your name appears
                           on this  proxy  card.  When  signing  as an
                           executor, administrator,  guardian, trustee
                           or  attorney,  please  give  your  title as
                           such.  If a  corporation,  please  sign the
                           full  corporate  name by President or other
                           authorized   officer.   If  a  partnership,
                           please   sign   in   partnership   name  by
                           authorized person. If the shares are held in joint name, all joint owners should sign.)

                              PLEASE DATE, SIGN AND
                                 RETURN PROMPTLY